Exhibit 99.1
NEWS RELEASE

The Andersons, Inc. Reports Record Fourth Quarter Results

MAUMEE, OHIO, February 20, 2024 - The Andersons, Inc. (Nasdaq: ANDE) announces financial results for the fourth quarter ended December 31, 2023.

Fourth Quarter Highlights:

•Company reported net income from continuing operations attributable to The Andersons of $51 million, or $1.49 per diluted share, and $55 million, or $1.59 per diluted share, on an adjusted basis
•EBITDA was $131 million for the quarter, and adjusted EBITDA was $135 million
•Trade reported pretax income of $44 million and adjusted pretax income of $47 million
•Renewables reported record pretax income of $60 million and pretax income attributable to the company of $33 million on efficient plant performance and good merchandising results
•Strong balance sheet; healthy cash flows result in a cash balance of $644 million at December 31, 2023

"Renewables had an excellent fourth quarter with record ethanol production and strong corn to ethanol yields at our four ethanol plants. We continued to have great operating performance and also benefited from strong board crush margins. In Trade, our eastern grain assets had good results from improving basis after a later harvest coupled with income from drying wet corn. In Nutrient & Industrial, we had a mixed quarter with year-over-year improvement from our ag supply chain product lines," said President and CEO Pat Bowe. "With these results, we are reporting a 30% year-over-year improvement in adjusted EBITDA for the quarter, leading to a full year adjusted EBITDA of $405 million, just behind last year's record of $412 million, and well above our previously disclosed range of $350-$375 million."

"Looking forward, we acknowledge a shift in fundamentals of the commodity markets with increased global stocks. Our mix of North American storage and ethanol production assets and combined with strength in merchandising positions us well to benefit from these market shifts," added Bowe. "We have seen good results from our recent investments in ingredients supplied for pet and human consumption. We are actively pursuing opportunities for growth in the Renewables space, including carbon reduction plans and increased renewable diesel feedstock merchandising. Across our businesses, we have a robust pipeline of opportunities that include both investment in our facilities and M&A with a strong balance sheet to support this growth."

$ in millions, except per share amounts
	Q4 2023	Q4 2022	Variance	YTD 2023	YTD 2022	Variance
Pretax Income from Continuing Operations	$91.8	$31.1	$60.7	$169.6	$194.6	$(25.0)
Pretax Income from Continuing Operations Attributable to the Company[1]	64.5	25.0	39.5	138.2	158.7	(20.5)
Adjusted Pretax Income (Loss) from Continuing Operations Attributable to the Company[1]	68.4	50.0	18.4	159.1	184.4	(25.3)
Trade[1]	47.0	52.2	(5.2)	83.3	120.9	(37.6)
Renewables[1]	32.7	12.5	20.2	97.7	72.3	25.4
Nutrient & Industrial[1]	2.1	1.7	0.4	25.7	39.2	(13.5)
Other[1]	(13.4)	(16.4)	3.0	(47.7)	(48.0)	0.3
Net Income from Continuing Operations Attributable to the Company	51.2	15.1	36.1	101.2	119.1	(17.9)
Adjusted Net Income from Continuing Operations Attributable to the Company[1]	54.6	33.8	20.8	118.3	139.4	(21.1)
Diluted Earnings Per Share from Continuing Operations (EPS)	1.49	0.44	1.05	2.94	3.46	(0.52)
Adjusted Diluted Earnings Per Share from Continuing Operations[1]	1.59	0.98	0.61	3.44	4.05	(0.61)
EBITDA from Continuing Operations[1]	131.2	78.7	52.5	341.5	386.2	(44.7)
Adjusted EBITDA from Continuing Operations[1]	$135.1	$103.7	$31.4	$405.1	$411.9	$(6.8)

1 Non-GAAP financial measures; see appendix for explanations and reconciliations.

Cash, Liquidity, and Long-Term Debt Management

"Strong operating cash flows continued into the fourth quarter. Our significant cash position and minimal short-term borrowings resulted in cash in excess of total debt at year end," said Executive Vice President and CFO Brian Valentine. "Our long-term debt to adjusted EBITDA ratio of 1.5 times is well below our stated target of 2.5 times. With a strong balance sheet, we are well-positioned to fund good growth projects with appropriate returns."

The company generated $251 million and $440 million in cash from operating activities for the fourth quarters of 2023 and 2022, respectively, and generated $122 million and $90 million in cash from operations before working capital changes for the same periods, respectively.

For the full years of 2023 and 2022, the company generated $947 million and $287 million in cash from operating activities, respectively. Cash from operations before working capital changes for the same years was $330 million and $315 million, leading to a December 31, 2023, cash balance of $644 million.

Fourth Quarter Segment Overview

Trade Posts Strong Fourth Quarter Driven by Grain Assets

Trade recorded pretax income of $44 million and adjusted pretax income of $47 million for the quarter, compared to pretax income of $27 million and record adjusted pretax income of $52 million in the fourth quarter of the prior year.

Strong elevation margins in core grain assets through harvest drove the results with strong basis appreciation and drying income from a wet corn crop. The merchandising businesses realized solid results but down from last year, primarily on weakness in the Middle East and North Africa region. Our premium ingredients business experienced significant improvements from the prior year, as recent acquisitions and other growth capital investments provided strong returns.

Ag fundamentals are shifting due to increased global supply. Our mix of assets and merchandising businesses provide a solid foundation for us to benefit from large crops and carry markets. With lower commodity prices, domestic producers are hesitant to forward sell, but our assets are well-positioned for the grains to flow in due course. With continuing global unrest, volatility exists in key international shipping lanes which could provide ongoing merchandising opportunities.

Trade’s fourth quarter adjusted EBITDA was $62 million, compared to fourth quarter 2022 adjusted EBITDA of $72 million. Full year adjusted EBITDA decreased from a record $199 million in 2022 to $155 million in 2023.

Renewables Posts Another Outstanding Quarter

The Renewables segment reported record pretax income of $60 million and pretax income attributable to the company of $33 million in the fourth quarter compared to pretax income of $19 million and pretax income attributable to the company of $13 million in the fourth quarter of 2022. Fourth quarter ethanol board crush margins were up $0.20/gallon and natural gas prices were down when compared to the same quarter in 2022. Our four ethanol plants had record production in the fourth quarter, further capitalizing on the favorable margin environment. Renewable diesel feedstock merchandising results also grew on increased sales volumes and a further diversified product portfolio.

While spot ethanol crush margins have softened into 2024, the first quarter generally experiences seasonally weak margins. Upcoming planned maintenance in the industry and the spring driving rebound should support improved plant economics; however, co-product values are facing headwinds as weaker corn prices are expected to compress feed values.

Renewables recorded EBITDA of $73 million in the fourth quarter of 2023, compared to 2022 fourth quarter EBITDA of $36 million. For the full year, adjusted EBITDA of $230 million in 2023, was a record and an increase of almost $50 million from 2022.

Nutrient & Industrial Shows Improvement on Prior Year

Nutrient & Industrial recorded pretax income of $1 million and adjusted pretax income of $2 million in the fourth quarter, a slight improvement to the prior year, on an adjusted basis. The increased results are primarily due to higher volumes in our core agriculture products. Adjusted results include $2 million of expense related to a standstill payment for a growth project that did not come to fruition. We remain optimistic for a good spring application season as nutrient prices have stabilized, and farm economics should still incentivize application of crop inputs.

Nutrient & Industrial’s current quarter EBITDA was $10 million and adjusted EBITDA was $11 million, comparable to 2022 fourth quarter EBITDA. For the full year, Nutrient & Industrial recorded EBITDA of $61 million and adjusted EBITDA of $62 million in 2023, down from EBITDA of $73 million in 2022.

Conference Call

The company will host a webcast on Wednesday, February 21, 2024, at 11 a.m. ET, to discuss its performance and provide its outlook for 2024. To access the call, please dial 888-317-6003 or 412-317-6061 (international toll) and use elite entry number 7643632. It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: https://app.webinar.net/2KMLrbDgaWV and submit the requested information as directed. A replay of the call can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, geopolitical risk, and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes that pretax income (loss) from continuing operations attributable to the company; adjusted pretax income (loss) from continuing operations attributable to the company; adjusted pretax income (loss) from continuing operations; adjusted net income from continuing operations attributable to the company; adjusted diluted earnings per share from continuing operations; earnings before interest, taxes, depreciation, and amortization (or EBITDA); EBITDA from continuing operations; adjusted EBITDA; adjusted EBITDA from continuing operations; and cash from operations before working capital changes provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and liquidity and better period-to-period comparability. The above measures are not and should not be considered as alternatives to net income from continuing operations, pretax income from continuing operations or income (loss) before income taxes from continuing operations, diluted earnings (loss) per share attributable to The Andersons, Inc. common shareholders from continuing operations and cash provided by (used in) operating activities as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description

The Andersons, Inc. is a diversified company rooted in agriculture that conducts business in the commodity merchandising, renewables, and nutrient & industrial sectors. Guided by its Statement of Principles, The Andersons is committed to providing extraordinary service to its customers, helping its employees improve, supporting its communities, and increasing the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
Mike Hoelter
Vice President, Corporate Controller and Investor Relations
Phone: 419-897-6715
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands, except per share data)	2023	2022	2023	2022
Sales and merchandising revenues	$3,213,000	$4,677,488	$14,750,112	$17,325,384
Cost of sales and merchandising revenues	2,995,286	4,507,465	14,004,749	16,641,220
Gross profit	217,714	170,023	745,363	684,164
Operating, administrative and general expenses	132,712	127,471	492,260	457,556
Asset impairment	—	9,000	87,156	9,000
Interest expense, net	8,101	14,087	46,867	56,849
Other income, net	14,860	11,638	50,483	33,823
Income before income taxes from continuing operations	91,761	31,103	169,563	194,582
Income tax provision from continuing operations	13,324	9,933	37,034	39,628
Net income from continuing operations	78,437	21,170	132,529	154,954
Income (loss) from discontinued operations, net of income taxes	—	(6,074)	—	12,025
Net income	78,437	15,096	132,529	166,979
Net income attributable to the noncontrolling interest	27,251	6,072	31,339	35,899
Net income attributable to The Andersons, Inc.	$51,186	$9,024	$101,190	$131,080

Earnings (loss) per share attributable to The Andersons, Inc. common shareholders:
Basic earnings (loss):
Continuing operations	$1.52	$0.45	$3.00	$3.53
Discontinued operations	—	(0.18)	—	0.36
	$1.52	$0.27	$3.00	$3.89
Diluted earnings (loss):
Continuing operations	$1.49	$0.44	$2.94	$3.46
Discontinued operations	—	(0.18)	—	0.35
	$1.49	$0.26	$2.94	$3.81

The Andersons, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$643,854	$115,269
Accounts receivable, net	762,549	1,248,878
Inventories	1,166,700	1,731,725
Commodity derivative assets – current	178,083	295,588
Other current assets	55,777	74,493
Total current assets	2,806,963	3,465,953
Other assets:
Goodwill	127,856	129,342
Other intangible assets, net	85,579	100,907
Right of use assets, net	54,234	61,890
Other assets, net	87,010	87,175
Total other assets	354,679	379,314
Property, plant and equipment, net	693,365	762,729
Total assets	$3,855,007	$4,607,996

Liabilities and equity
Current liabilities:
Short-term debt	$43,106	$272,575
Trade and other payables	1,055,473	1,423,633
Customer prepayments and deferred revenue	187,054	370,524
Commodity derivative liabilities – current	90,849	98,519
Current maturities of long-term debt	27,561	110,155
Accrued expenses and other current liabilities	232,288	245,916
Total current liabilities	1,636,331	2,521,322
Long-term lease liabilities	31,659	37,147
Long-term debt, less current maturities	562,960	492,518
Deferred income taxes	58,581	64,080
Other long-term liabilities	49,089	63,160
Total liabilities	2,338,620	3,178,227
Total equity	1,516,387	1,429,769
Total liabilities and equity	$3,855,007	$4,607,996

The Andersons, Inc.
Consolidated Statements of Cash Flows
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands)	2023	2022	2023	2022
Operating Activities
Net income from continuing operations	$78,437	$21,170	$132,529	$154,954
Income (loss) from discontinued operations, net of income taxes	—	(6,074)	—	12,025
Net income	78,437	15,096	132,529	166,979
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	31,306	33,476	125,106	134,742
Bad debt expense, net	5,438	973	11,519	6,001
Stock-based compensation expense	3,493	3,495	12,857	11,192
Deferred federal income tax	6,696	810	(1,596)	(20,009)
Gain on sale of business from continuing operations	—	—	(5,643)	—
Asset impairment	—	11,818	87,156	11,818
Gain on sale of business from discontinued operations	—	—	—	(27,091)
Damaged inventory	—	17,328	—	17,328
Other	(10,535)	7,275	(10,698)	14,073
Changes in operating assets and liabilities:
Accounts and notes receivable	62,705	(250,537)	468,968	(391,403)
Inventories	(175,883)	(179,995)	572,235	56,859
Commodity derivatives	12,027	170,300	111,506	65,399
Other current and non-current assets	4,481	8,936	6,529	10,936
Payables and other current and non-current liabilities	232,498	601,512	(563,718)	230,293
Net cash provided by operating activities	250,663	440,487	946,750	287,117
Investing Activities
Acquisition of businesses, net of cash acquired	(313)	(20,245)	(24,698)	(20,245)
Purchases of property, plant and equipment and capitalized software	(41,725)	(36,037)	(150,443)	(108,284)
Proceeds from sale of assets	424	497	3,506	5,307
Purchase of investments	—	—	(1,730)	(2,105)
Proceeds from sale of business from continuing operations	—	—	10,318	5,171
Proceeds from sale of Rail assets	—	—	2,871	36,706
Proceeds from sale of business from discontinued operations	—	—	—	56,302
Purchases of Rail assets	—	(3,994)	—	(31,458)
Other	4,998	3,958	6,297	5,704
Net cash used in investing activities	(36,616)	(55,821)	(153,879)	(52,902)
Financing Activities
Net (payments) receipts under short-term lines of credit	27,456	(382,591)	(233,696)	(21,273)
Proceeds from issuance of short-term debt	—	—	—	350,000
Payments of short-term debt	—	—	—	(550,000)
Proceeds from issuance of long-term debt	—	—	100,000	—
Payments of long-term debt	(6,886)	(7,460)	(49,620)	(30,045)
Distributions to noncontrolling interest owner	(2,114)	(9,980)	(46,418)	(44,910)
Dividends paid	(6,602)	(6,347)	(25,373)	(24,609)
Common stock repurchased	—	(5,952)	(1,747)	(12,721)
Other	(1)	2,111	(7,139)	(1,172)
Net cash provided by (used in) financing activities	11,853	(410,219)	(263,993)	(334,730)
Effect of exchange rates on cash and cash equivalents	(101)	51	(293)	(660)
Increase (decrease) in Cash and cash equivalents	225,799	(25,502)	528,585	(101,175)
Cash and cash equivalents at the beginning of the period	418,055	140,771	115,269	216,444
Cash and cash equivalents at the end of the period	$643,854	$115,269	$643,854	$115,269

The Andersons, Inc.
Adjusted Net Income from Continuing Operations Attributable to The Andersons, Inc.
A non-GAAP financial measure
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands, except per share data)	2023	2022	2023	2022
Net income from continuing operations	$78,437	$21,170	$132,529	$154,954
Net income attributable to noncontrolling interests	27,251	6,072	31,339	35,899
Net income from continuing operations attributable to The Andersons, Inc.	51,186	15,098	101,190	119,055
Adjustments:
Asset impairment including equity method investments	—	9,000	45,413	13,455
Transaction related compensation	3,212	—	7,818	—
Goodwill impairment	686	—	686	—
Gain on cost method investment	—	—	(4,798)	—
Gain on sale of assets	—	—	(5,643)	(3,762)
Gain on deconsolidation of joint venture	—	—	(6,544)	—
Insured inventory expenses (recoveries)	—	15,993	(16,080)	15,993
Income tax impact of adjustments[1]	(520)	(6,248)	(3,775)	(5,308)
Total adjusting items, net of tax	3,378	18,745	17,077	20,378
Adjusted net income from continuing operations attributable to The Andersons, Inc.	$54,564	$33,843	$118,267	$139,433

Diluted earnings per share attributable to The Andersons, Inc. common shareholders from continuing operations	$1.49	$0.44	$2.94	$3.46

Impact on diluted earnings per share from continuing operations	$0.10	$0.54	$0.50	$0.59
Adjusted diluted earnings per share attributable to The Andersons, Inc. common shareholders from continuing operations	$1.59	$0.98	$3.44	$4.05
1 The income tax impact of adjustments is taken at the statutory tax rate of 25% with the exception of certain transaction related compensation, goodwill impairments, and impairments of equity method investments in both 2023 and 2022, respectively.

Adjusted net income (loss) attributable to The Andersons, Inc. from continuing operations reflects reported net income (loss) available to The Andersons, Inc. common shareholders from continuing operations after the removal of specified items described above. Adjusted diluted earnings (loss) from continuing operations per share reflects the fully diluted EPS of The Andersons, Inc. after removal of the effect on EPS as reported of specified items described above. Management believes that Adjusted net income (loss) attributable to The Andersons, Inc. from continuing operations and Adjusted diluted earnings (loss) from continuing operations per share are useful measures of The Andersons, Inc. performance as they provide investors additional information about the operations of the company allowing better evaluation of underlying business performance and better comparability to previous periods. These non-GAAP financial measures are not intended to replace or be alternatives to Net income attributable to The Andersons, Inc. and Diluted earnings attributable to The Andersons, Inc. common shareholders as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s average number of diluted shares outstanding for each respective period in order to arrive at an adjusted diluted earnings (loss) from continuing operations per share amount for each specified item.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Three months ended December 31, 2023
Sales and merchandising revenues	$2,212,434	$795,236	$205,330	$—	$3,213,000
Gross profit	126,064	65,257	26,393	—	217,714
Operating, administrative and general expenses	88,097	7,933	24,091	12,591	132,712
Other income (loss), net	11,839	3,401	439	(819)	14,860
Income (loss) before income taxes from continuing operations	43,807	59,988	1,374	(13,408)	91,761
Income attributable to the noncontrolling interests	—	27,251	—	—	27,251
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$43,807	$32,737	$1,374	$(13,408)	$64,510
Adjustments to income (loss) before income taxes from continuing operations[2]	3,212	—	686	—	3,898
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$47,019	$32,737	$2,060	$(13,408)	$68,408

Three months ended December 31, 2022
Sales and merchandising revenues	$3,624,563	$797,818	$255,107	$—	$4,677,488
Gross profit	113,726	27,239	29,058	—	170,023
Operating, administrative and general expenses	77,725	7,197	25,660	16,889	127,471
Other income (loss), net	10,513	981	313	(169)	11,638
Income (loss) before income taxes from continuing operations	27,232	18,582	1,717	(16,428)	31,103
Income attributable to the noncontrolling interests	—	6,072	—	—	6,072
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$27,232	$12,510	$1,717	$(16,428)	$25,031
Adjustments to income (loss) before income taxes from continuing operations[2]	24,993	—	—	—	24,993
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$52,225	$12,510	$1,717	$(16,428)	$50,024
1 Income (loss) from continuing operations before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
2 Additional information on the individual adjustments that are included in the adjustments to income (loss) from continuing operations before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

The Andersons, Inc.
Segment Data (continued)
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Twelve months ended December 31, 2023
Sales and merchandising revenues	$10,426,083	$3,380,632	$943,397	$—	$14,750,112
Gross profit	409,950	202,397	133,016	—	745,363
Operating, administrative and general expenses	308,470	32,737	103,342	47,711	492,260
Other income, net	29,988	15,056	2,391	3,048	50,483
Income (loss) before income taxes from continuing operations	96,234	91,175	25,049	(42,895)	169,563
Income attributable to the noncontrolling interests	—	31,339	—	—	31,339
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$96,234	$59,836	$25,049	$(42,895)	$138,224
Adjustments to income (loss) before income taxes from continuing operations[2]	(12,942)	37,906	686	(4,798)	20,852
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$83,292	$97,742	$25,735	$(47,693)	$159,076

Twelve months ended December 31, 2022
Sales and merchandising revenues	$13,047,537	$3,178,539	$1,099,308	$—	$17,325,384
Gross profit	407,707	126,995	149,462	—	684,164
Operating, administrative and general expenses	273,592	30,730	106,003	47,231	457,556
Other income (loss), net	12,661	20,731	3,001	(2,570)	33,823
Income (loss) before income taxes from continuing operations	95,225	108,221	39,162	(48,026)	194,582
Income attributable to the noncontrolling interests	—	35,899	—	—	35,899
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$95,225	$72,322	$39,162	$(48,026)	$158,683
Adjustments to income (loss) before income taxes from continuing operations[2]	25,686	—	—	—	25,686
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$120,911	$72,322	$39,162	$(48,026)	$184,369
1 Income (loss) from continuing operations before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
2 Additional information on the individual adjustments that are included in the adjustments to income (loss) from continuing operations before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table. All adjustments are consistent with the EBITDA reconciliation with the exception of a $42.7 million difference in the Renewables segment which represents the asset impairment expense attributable to the non-controlling interest that is already represented in Income attributable to the noncontrolling interest within the reconciliation above.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

	Continuing Operations
(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Three months ended December 31, 2023
Net income (loss)[1]	$43,807	$59,988	$1,374	$(26,732)	$78,437
Interest expense (income)	5,999	737	1,367	(2)	8,101
Tax provision	—	—	—	13,324	13,324
Depreciation and amortization	9,450	12,184	7,750	1,922	31,306
EBITDA[1]	59,256	72,909	10,491	(11,488)	131,168
Adjusting items impacting EBITDA:
Transaction related compensation	3,212	—	—	—	3,212
Goodwill impairment	—	—	686	—	686
Total adjusting items	3,212	—	686	—	3,898
Adjusted EBITDA[1]	$62,468	$72,909	$11,177	$(11,488)	$135,066

Three months ended December 31, 2022
Net income (loss) from continuing operations	$27,232	$18,582	$1,717	$(26,361)	$21,170
Interest expense (income)	10,282	2,441	1,994	(630)	14,087
Tax provision	—	—	—	9,933	9,933
Depreciation and amortization	9,054	15,443	6,834	2,145	33,476
EBITDA from continuing operations	46,568	36,466	10,545	(14,913)	78,666
Adjusting items impacting EBITDA:
Asset impairment	9,000	—	—	—	9,000
Insured inventory expenses	15,993	—	—	—	15,993
Total adjusting items	24,993	—	—	—	24,993
Adjusted EBITDA from continuing operations	$71,561	$36,466	$10,545	$(14,913)	$103,659
1 Amounts for the three months ended December 31, 2023, contain no activity from discontinued operations. As such, references to EBITDA and EBITDA from continuing operations, as well as, Adjusted EBITDA and Adjusted EBITDA from continuing operations will yield the same results for the three months ended December 31, 2023.

Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, adjusted for specified items. The company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense, tax expense and depreciation and amortization to net income (loss). Management believes that adjusted EBITDA is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net income (loss), the most directly comparable GAAP financial measure.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Twelve months ended December 31, 2023
Net income (loss)[1]	$96,234	$91,175	$25,049	$(79,929)	$132,529
Interest expense (income)	35,234	6,385	7,016	(1,768)	46,867
Tax provision	—	—	—	37,034	37,034
Depreciation and amortization	36,109	51,408	29,268	8,321	125,106
EBITDA[1]	167,577	148,968	61,333	(36,342)	341,536
Adjusting items impacting EBITDA:
Transaction related compensation	7,818	—	—	—	7,818
Asset impairment including equity method investment	963	87,156	—	—	88,119
Gain on sale of assets	(5,643)	—	—	—	(5,643)
Insured inventory recoveries	(16,080)	—	—	—	(16,080)
Gain on deconsolidation of joint venture	—	(6,544)	—	—	(6,544)
Goodwill impairment	—	—	686	—	686
Gain on cost method investment	—	—	—	(4,798)	(4,798)
Total adjusting items	(12,942)	80,612	686	(4,798)	63,558
Adjusted EBITDA[1]	$154,635	$229,580	$62,019	$(41,140)	$405,094

Twelve months ended December 31, 2022
Net income (loss) from continuing operations	$95,225	$108,221	$39,162	$(87,654)	$154,954
Interest expense (income)	42,551	8,775	7,298	(1,775)	56,849
Tax provision	—	—	—	39,628	39,628
Depreciation and amortization	35,953	63,458	26,634	8,697	134,742
EBITDA from continuing operations	173,729	180,454	73,094	(41,104)	386,173
Adjusting items impacting EBITDA:
Gain on sale of assets	(3,762)	—	—	—	(3,762)
Asset impairment including equity method investments	13,455	—	—	—	13,455
Insured inventory expenses	15,993	—	—	—	15,993
Total adjusting items	25,686	—	—	—	25,686
Adjusted EBITDA from continuing operations	$199,415	$180,454	$73,094	$(41,104)	$411,859
1 Amounts for the twelve months ended December 31, 2023, contain no activity from discontinued operations. As such, references to EBITDA and EBITDA from continuing operations, as well as, Adjusted EBITDA and Adjusted EBITDA from continuing operations will yield the same results for the twelve months ended December 31, 2023.

Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, adjusted for specified items. The company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense, tax expense and depreciation and amortization to net income (loss). Management believes that adjusted EBITDA is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net income (loss), the most directly comparable GAAP financial measure.

Andersons, Inc.
Cash from Operations Before Working Capital Changes
A non-GAAP financial measure
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands)	2023	2022	2023	2022
Cash provided by operating activities	$250,663	$440,487	$946,750	$287,117
Changes in operating assets and liabilities
Accounts receivable	62,705	(250,537)	468,968	(391,403)
Inventories	(175,883)	(179,995)	572,235	56,859
Commodity derivatives	12,027	170,300	111,506	65,399
Other current and non-current assets	4,481	8,936	6,529	10,936
Payables and other current and non-current liabilities	232,498	601,512	(563,718)	230,293
Total changes in operating assets and liabilities	135,828	350,216	595,520	(27,916)
Adjusting items impacting cash from operations before working capital changes:
Less: Insured inventory recoveries	—	—	(16,080)	—
Less: Unrealized foreign currency losses on receivables	7,270	—	(4,818)	—
Cash from operations before working capital changes	$122,105	$90,271	$330,332	$315,033

Cash from operations before working capital changes is defined as cash provided by (used in) operating activities before the impact of changes in working capital within the statement of cash flows. The company calculates cash from operations by eliminating the effect of changes in accounts receivable, inventories, commodity derivatives, other current and non-current assets, and payables and other current and non-current liabilities; and adjusted by specific items from the cash provided by (used in) operating activities. Management believes that cash from operations before working capital changes is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Cash from operations before working capital changes is a non-GAAP financial measure and is not intended to replace or be an alternative to cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.